Exhibit 10.16
EXECUTION
RELEASE AND TERMINATION OF GUARANTIES, PLEDGE AND
SECURITY AGREEMENTS AND ACCOUNT CONTROL AGREEMENTS
     THIS RELEASE AND TERMINATION OF GUARANTIES, PLEDGE AND SECURITY AGREEMENTS AND ACCOUNT CONTROL AGREEMENTS (this “Release”) by Royal Bank of Canada, as administrative agent and collateral agent (the “Releasing Party”), is effective as of September 21, 2010 (the “Effective Date”) and is made in favor of, and for the benefit of, each of Quest Eastern Resource LLC, a Delaware limited liability company (“Quest Eastern”), PostRock Energy Services Corporation, a Delaware corporation formerly known as Quest Resource Corporation and successor in interest by merger to Quest Mergersub, Inc. and Quest Energy Service, LLC (“PostRock”) and PostRock MidContinent Production, LLC, a Delaware limited liability company and successor in interest by merger to Quest Oil & Gas, LLC (“MidContinent”).
     WHEREAS, pursuant to the terms of that certain Credit Agreement by and among the Releasing Party, as Collateral and Administrative Agent, and PostRock, as Borrower, dated as of November 15, 2007, as amended and restated in its entirety on July 11, 2008, and as amended and restated in its entirety on September 11, 2009 (as further amended and supplemented from time to time, the “Credit Agreement”), PostRock executed and delivered a pledge and security agreement in favor of the Secured Parties (as defined in the Credit Agreement) and each of Quest Eastern, Quest Mergersub, Inc., Quest Oil & Gas, LLC and Quest Energy Service, LLC executed and delivered (i) a guaranty in favor of the Secured Parties guaranteeing the obligations of PostRock under the Credit Agreement (the “Guaranties”) and (ii) a pledge and security agreement in favor of the Secured Parties (the “Pledge Agreements”);
     WHEREAS, PostRock executed and delivered a Deposit Account Control Agreement for certain accounts with the Bank of Oklahoma, N.A., dated November 15, 2007, in connection with its pledge and security agreement and Quest Energy Service, LLC executed and delivered a Blocked Account Control Agreement for certain accounts with JPMorgan Chase Bank, N.A., dated November 15, 2007 in connection with its pledge and security agreement (together, the “Account Control Agreements”);
     WHEREAS, pursuant to an Assumption Agreement, of even date herewith (the “Assumption Agreement”), PostRock is assigning all of its rights, interests, liabilities and obligations as Borrower under the Credit Agreement to its wholly-owned subsidiary, Quest Eastern;
     WHEREAS, the assumption of obligations under the Assumption Agreement by Quest Eastern and this Release is related to and a part of the refinancing and restructuring of the indebtedness of PostRock (the “Refinance”); and
     WHEREAS, in connection with, and in consideration of, the Assumption Agreement and the Refinance, the Releasing Party wishes to (i) forever terminate the Guaranties and release the guarantors of such Guaranties, (ii) forever terminate and release all liens on any

Collateral (as defined in the Credit Agreement) under each of the Pledge Agreements and (iii) forever terminate the Account Control Agreements and release any liens thereunder;
     NOW THEREFORE, for good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as set forth below.
SECTION 1. Release.
     As of the Effective Date, the Releasing Party does hereby release, remise and forever discharge each of Quest Eastern, PostRock (as successor in interest to Quest Energy Service, LLC and Quest Mergersub, Inc.) and MidContinent (as successor in interest to Quest Oil & Gas, LLC) from any and all duties, covenants, obligations and liabilities (of every kind and character and howsoever arising) under, in connection with, arising out of, relating to, or attributable to the Guaranties, the Pledge Agreements and the Credit Agreement (except, with respect to Quest Eastern, for obligations and liabilities assumed by Quest Eastern, as Borrower, under the Credit Agreement pursuant to the Assumption Agreement). As of the Effective Date, the Releasing Party shall have no rights against any of Quest Eastern, PostRock or MidContinent under, in connection with, arising out of, relating to, or attributable to the Guaranties, the Pledge Agreements and the Credit Agreement (except, with respect to Quest Eastern, pursuant to the Assumption Agreement, as the Borrower under the Credit Agreement). As of the Effective Date, the Releasing Party does hereby release any pledge, security interest or lien of whatever kind or character the Releasing Party may have against any Collateral (as defined in the Pledge Agreements) by virtue of the Pledge Agreements. As of the Effective Date, the Releasing Party also hereby terminates the Account Control Agreements and releases PostRock, for itself and as successor in interest to Quest Energy Service, LLC, from any and all obligations and liabilities (of every kind and character and howsoever arising) under, in connection with, arising out of, relating to or attributable to the Account Control Agreements and shall have no rights against PostRock, for itself and as successor in interest to Quest Energy Service, LLC, under, in connection with, arising out of, relating to or attributable to the Account Control Agreements.
SECTION 2. Termination.
     Subject to Section 1 above, as of the Effective Date, the Guaranties and Pledge Agreements shall be terminated as to the Releasing Party.
SECTION 3. Governing Law.
     THIS RELEASE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW.
SECTION 4. Valid Obligation.
     The Releasing Party hereby represents and warrants that the execution, delivery and performance of this Release by it are within its powers and have been duly authorized by all necessary action, and that this Release constitutes its legal, valid and binding obligation.

SECTION 5. Amendments.
     The provisions of this Release may be waived, amended or modified only in a writing signed by all of the parties hereto.
SECTION 6. Further Assurances.
     The Releasing Party covenants and agrees that it will do, execute and deliver, or cause to be done, executed and delivered all such further acts, instruments, documents and agreements as may be reasonably requested by any of the parties hereto (at the expense of such requesting party), which may be necessary or desirable in order to evidence or effectuate this Release, including any notices required to terminate the Account Control Agreements.
SECTION 7. Headings.
     The headings contained in this Release are for reference purposes only and shall not affect in any way the interpretation or construction of this Release.
SECTION 8. Binding Effect and Inurement.
     This Release shall be binding on the Releasing Party and shall inure to the benefit of Quest Eastern, PostRock, MidContinent and their respective beneficiaries, receivers, trustees, successors and assigns.
SECTION 9. Severability.
     If any term or provision of this Release or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable (i) such term or provision in any other jurisdiction or the application thereof to any other circumstance in any jurisdiction or the same application in any other jurisdiction or (ii) any other term or provision of this Release or the application thereof to any circumstance in any jurisdiction. With respect to the term or provision held invalid or unenforceable, the Releasing Party shall negotiate in good faith with the other parties hereto to amend this Release so as to effect its original intent as closely as possible.
[Signature page follows]

     IN WITNESS WHEREOF, the Releasing Party, Quest Eastern, PostRock and MidContinent have executed this Release as of the Effective Date.

RELEASING PARTY:

ROYAL BANK OF CANADA
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency
Signature page 1 to Release and Termination of
Guaranties and Pledge Agreements

QUEST EASTERN RESOURCE LLC

By:	PostRock Energy Services Corporation, its sole member

	By	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer

POSTROCK ENERGY SERVICES CORPORATION, successor in interest to Quest Energy Service, LLC and Quest Mergersub, Inc.

	By	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer
Signature page 2 to Release and Termination of
Guaranties and Pledge Agreements

POSTROCK MIDCONTINENT PRODUCTION, LLC, successor in interest to Quest Oil & Gas, LLC

By	PostRock Energy Services Corporation, its sole member

	By	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer
Signature page 3 to Release and Termination of
Guaranties and Pledge Agreements